                                                                    EXHIBIT 10.2

                             BLUE RIDGE ENERGY, INC.
                               11211 Katy Freeway
                                    SUITE 505
                              HOUSTON, TEXAS 77079
                               PHONE: 832-658-3900
                             FACSIMILE: 830-358-3903

MARCH 3, 2003

Mr. Robert D. Burr
Blue Ridge Group, Inc.
632 Adams Street
Suite 700
Bowling Green, Kentucky 42101

RE: Letter Agreement Regarding Participation in Various Oil and Gas Prospects

Dear Mr. Burr:

        This letter ("Agreement") when accepted by you, shall constitute the agreement by which Blue Ridge Group, Inc. ("BRG"), shall acquire working interest in all oil and gas prospects generated by Blue Ridge Energy, Inc. ("BREY").

        WHEREAS, BREY is an oil and gas exploration company with expertise in the generation of oil and gas prospects, acquiring oil and gas leases covering such prospects, and drilling wells on and producing reserves from such prospects,

        WHEREAS, BRG desires to acquire the exclusive right to purchase working interest, and otherwise participate with BREY, in the drilling of wells on, and the production of reserves from all prospects generated by BREY, under the terms and conditions set forth in this Agreement,

        WHEREAS, this Agreement shall be limited to only those prospects which are wholly generated by geologists, geophysicists and contract consultants directly employed by BREY. Any prospects which BREY may, from time to time, acquire from outside sources are specifically excluded from this Agreement,

        WHEREAS, BREY and BRG desire to enter into this Agreement to more fully set forth their understandings regarding their respective responsibilities, rights and interests hereunder,

        NOW, THEREFORE, in consideration of the benefits to accrue to BREY and BRG, it is agreed as follows:

1.      RESPONSIBILITIES OF BLUE RIDGE ENERGY, INC.

        A. BREY shall generate geological and geophysical prospects which are prospective for the exploration and production of oil and gas,

        B. BREY shall prepare an AFE showing the estimated cost to drill, complete, equip, and put in to production, or plug and abandon and restore the surface location surrounding the Initial Test Well to be drilled on each prospect generated,

        C. BREY shall conduct Lease Checks, and make other appropriate inquires, in a effort to gather as much information as possible concerning the current status of the lease acreage which is included in each prospect generated.

        D. BREY shall prepare a Participation Agreement for each prospect generated in substantially the same form as that attached hereto as Exhibit "A",

        E. BREY shall present to BRG the geological and geophysical merits of each prospect generated, including but not by way of limitation, a fully completed form similar to that attached hereto as Exhibit "B", the AFE for the Initial Test Well to be drilled thereon, and the Participation Agreement for such prospect, all as provided herein,

        F. Upon the timely election of BRG to participate in any prospect presented to it, as provided hereunder, BREY shall at its sole cost and expense, attempt to acquire oil and gas leases covering the prospect acreage,

        G. Upon BREY'S completion of lease acquisition, as provided in F. above, BREY shall make an assignment to BRG of its Ownership Producing Well Interest (Working Interest and Net Revenue Interest) as provided in the Participation Agreement covering such prospect,

        H. BREY shall serve as operator for the drilling, completion and operation of all wells drilled on each prospect generated in which BRG elects to participate.

2.      RESPONSIBILITIES OF BLUE RIDGE GROUP, INC.

        A. BRG shall pay to BREY, a Prospect Assembly Cost equal to Two Hundred Fifty and No/100 Dollars times the total number of net mineral acres leased in each prospect generated, in which it elects to participate,

        B. BRG shall pay to BREY a Management Fee equal to seven and one-half percent (7.5%) of the total actual cost to drill, complete, equip and put in to production, or plugged, abandoned and restore the surface location surrounding, each well drilled on each prospect in which it elects to participate,

        C. BRG shall pay one-hundred percent (100.0%) of the actual cost to drill, complete, equip, and put in to production, or plug and abandon and restore the surface location surrounding each well drilled on each prospect in which it elects to participate.

3.      OPTION TERMS.

        A. BRG shall have a thirty (30) day decision period within which to elect to participate in each prospect generated and subsequently presented to it by BREY, as herein provided. Such thirty (30) day decision period shall commence on the day BREY presents a prospect to BRG and shall continue for thirty (30) consecutive days thereafter,

        B. In the event BRG timely elects to participate in a prospect presented to it by BREY, then BRG shall give BREY written notice of its election. Such written notice shall be deemed to have been timely given by BRG if at any time prior to the expiration of the thirty (30) day decision period such notice is delivered as provided in 9. NOTICES, below.

        C. In the event BRG elects not to participate in any prospect presented to it by BREY, or if BRG fails to give written notice of its election to participate in any prospect presented to it by BREY prior to the expiration of the thirty (30) day decision period, it shall be deemed that BRG has elected not to participate in such prospect, and such prospect shall no longer be subject to this Agreement and BREY shall be free to develop such prospect as it otherwise deems fit.

        D. The term of this Agreement shall be for one (1) year from the Acceptance Date hereof,

4.      PARTICIPATION AGREEMENT AND OPERATING AGREEMENT.

        A. The election by BRG to participate in a prospect presented to it by BREY shall include the execution of a Participation Agreement and AAPL Form 610-1989 Model Form Operating Agreement ("Participation Agreement") covering such prospect. The Participation Agreement covering each separate prospect shall be in substantially the same form as that attached hereto as Exhibit "A", with modifications specific to such prospect including, but not by way of limitation, the location and depth of the Initial Test Well, and adjustments as to Overhead - Fixed Rate Charges according to the most current Survey of Fixed Rate Overhead Charges then available,

        B. Should there be a conflict between the terms of this Agreement and the terms of the Participation Agreement prior to the election by BRG to participate in any prospect presented to it by BREY, the terms and provisions of this Agreement shall control,

        C. Should there be a conflict between the terms of this Agreement and the terms of the Participation Agreement, after the election by BRG to participate in any prospect presented to it by BREY, the terms of the Participation Agreement shall control,

        D. All operations conducted on, and in connection with, any prospect in which BRG elects to participate shall be governed by the Participation Agreement covering such prospect.

5. INTERESTS TO BE OWNED, AND SHARE OF COSTS TO BE PAiD, BY BLUE RIDGE GROUP, INC. AND BLUE RIDGE ENERGY INC.

        In the event BRG elects to participate in any prospect presented to it by BREY, as herein provided, the interests and share of costs of BRG and BREY in such prospect shall be as follows:


       -------------------------------------------------------------------
                                    BLUE RIDGE           BLUE RIDGE
       INTEREST OR SHARE           GROUP, INC.          ENERGY, INC.
       -------------------------------------------------------------------

       -------------------------------------------------------------------
       Prospect Assembly               0.0%                100.00%
       Cost Share
       -------------------------------------------------------------------
       7.5% Management Fee
       Share                          100.0%                0.00%
       -------------------------------------------------------------------
       Ownership Before               100.0%                0.00%
       Casing Point Share
       -------------------------------------------------------------------
       Ownership After Casing         100.0%                0.00%
       Point Share
       -------------------------------------------------------------------
       Ownership Producing             88.0%                12.0%
       Well Interest - WI
       -------------------------------------------------------------------

6.      GOVERNING LAW AND INVALIDITY.

        A. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Texas.

        B. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if the invalid or unenforceable provision were omitted.


7.      ENTIRE AGREEMENT

        A. This Agreement, including the Exhibit to this Agreement, constitutes and represents the entire understanding and agreement of BREY and BRG with respect to the subject matter of this Agreement and supersedes all prior negotiations, understandings, agreements and representations relating to the subject matter of this Agreement.

        B. No change, waiver, modification, or amendment of this Agreement shall be binding or of any effect unless in writing duly signed by both BREY and BRG.

8.      WAIVER OF DEFAULT OR BREACH.

        No waiver by any party to any default or breach by any other party under this Agreement shall operate as a waiver of any future default or breach, whether of like or different character or nature.

9.      NOTICES.

        Unless otherwise provided in this Agreement, all notices, statements, requests, or demands which are required or contemplated by this Agreement shall be in writing and delivered in person or by registered or certified United States mail, courier service, telegram, telex, telecopier or other form of facsimile, all postage or charges prepaid, to the following addresses:

                        Blue Ridge Energy, Inc.
                        11211 Katy Freeway
                        Suite 505
                        Houston, Texas 77079
                        Phone: 832-358-3900
                        Facsimile: 832-358-3903
                        Attention: Mr. Pat Kelleher

                        Blue Ridge Group, Inc.
                        632 Adams Street
                        Suite 700
                        Bowling Green, Kentucky 42101
                        Phone: 800-798-3389
                        Facsimile: 270-842-9789
                        Attention: Mr. Robert D. Burr

        Notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed.

10.     INTERPRETATION.

        The titles of the Sections in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the terms and provisions of this Agreement. As used in this Agreement, the plural shall include the singular and the singular shall include the plural whenever appropriate.

11.     DEFINITIONS.

        The definition of various terms used in the Agreement shall be the same as those provided in the Participation Agreement attached hereto as Exhibit "A".

        If the foregoing terms and conditions are acceptable to you, please so indicate your acceptance by executing this Agreement in the space provided below and returning to the undersigned one fully executed original copy of this entire Agreement within ten (10) calendar days of your receipt hereof.

BLUE RIDGE ENERGY, INC.

By: /s/ PATRICK A. KELLEHER
   ---------------------------
PATRICK A. KELLEHER
------------------------------
Name
PRES.                  3/12/03
------------------------------
Title

AGREED AND ACCEPTED THIS ___ DAY OF MARCH, 2003.

BLUE RIDGE GROUP, INC.

By: /S/ ROBERT D. BURR
   ---------------------------
ROBERT D. BURR
------------------------------
Name
PRES.                  3/17/03
------------------------------
Title